UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 7, 2025

RHYTHM PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38223	46-2159271
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

222 Berkeley Street

12th Floor

Boston, MA 02116

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (857) 264-4280

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	RYTM	The Nasdaq Stock Market LLC (Nasdaq Global Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01. Regulation FD Disclosure.

On April 7, 2025, Rhythm Pharmaceuticals, Inc. (“Rhythm”) issued a press release and published a corporate presentation announcing topline results from its Phase 3 TRANSCEND clinical trial evaluating setmelanotide in patients with acquired hypothalamic obesity, which are summarized under Item 8.01 below. The presentation is available in the “Events & Presentations” portion of the Company's website at ir.rhythmtx.com. A copy of the press release and presentation are furnished as Exhibit 99.1 and Exhibit 99.2, respectively, to this Current Report on Form 8-K.

The information contained in Item 7.01 of this Current Report (including Exhibits 99.1 and 99.2 attached hereto) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, except as expressly provided by specific reference in such a filing.

Item 8.01. Other Events

On April 7, 2025, Rhythm announced topline results from its Phase 3 TRANSCEND clinical trial evaluating setmelanotide in patients with acquired hypothalamic obesity, which are summarized below.

The global trial met its primary endpoint with a highly statistically significant and clinically meaningful reduction in body mass index (BMI) with setmelanotide in both adult and pediatric patients versus placebo.

Highlights from the top-line data include:

•

-19.8% placebo-adjusted difference in BMI reduction (N=120), and primary endpoint of mean BMI reduction of -16.5% from baseline for all patients on setmelanotide therapy (n=81) compared with +3.3% BMI change for patients on placebo (n=39) at 52 weeks (p<0.0001);

-	For patients 18 years and older, -19.2% placebo-adjusted difference in BMI reduction (n=49), and primary endpoint of mean BMI reduction of -16.8% from baseline for all patients on setmelanotide therapy (n=33) compared with +2.4% BMI change for patients on placebo (n=16) at 52 weeks (p<0.0001)
-	For patients younger than 18 years, -20.2% placebo-adjusted difference in BMI reduction (n=71), and primary endpoint of mean BMI reduction of -16.3% from baseline for all patients on setmelanotide therapy (n=48) compared with +3.9% BMI change for patients on placebo (n=23) at 52 weeks (p<0.0001).
•	80% of patients on setmelanotide achieved BMI reduction of 5% or greater at 52 weeks
-	63% of patients on setmelanotide achieved BMI reduction of 10% or greater at 52 weeks;
-	51% of patients on setmelanotide achieved BMI reduction of 15% or greater reduction at 52 weeks; and
-	43% of patients on setmelanotide achieved BMI reduction of 20% or greater at 52 weeks.

The double-blinded, 52-week trial primary analysis cohort consisted of 120 patients, randomized 2:1. In addition to the primary endpoint and other data points above, clinically meaningful improvements were observed across key secondary endpoints at week 52, including:

•83% percent of patients on setmelanotide therapy achieved 5% or greater reduction in BMI (n=33 patients 18 or older) or BMI Z score reduction of 0.2 or greater points (n=48 patients younger than 18); and

•-1.4 placebo-adjusted mean change in weekly average of the daily maximal hunger score for patients 12 years old or older (n=81) (p=0.003).

No new safety signals with setmelanotide were observed, in line with setmelanotide’s well-established and well-understood safety profile. Consistent with prior clinical experience, setmelanotide was generally well tolerated in the TRANSCEND study. The most common treatment-emergent adverse events (affecting >20% of patients treated with setmelanotide) were nausea, vomiting, diarrhea, injection site reaction, skin hyperpigmentation and headache. Only one drug-related serious adverse event was reported, and no serious adverse events leading to study discontinuation were reported. The breakdown of the reported adverse events is as below:

Parameter	Setmelanotide n (%) (n=81)	Placebo n (%) (n=39)	Overall n (%) (n=120)
At Least 1 AE	81 (100.0)	35 (89.7)	116 (96.7)
At Least 1 Drug-Related AE	71 (87.7)	26 (66.7)	97 (80.8)
At Least 1 Serious AE	23 (28.4)	3 (7.7)	26 (21.7)
At Least 1 Drug-Related Serious AE	1 (1.2)	0	1 (0.8)
At Least 1 AE Which Resulted in Death	1 (1.2)	0	1 (0.8)
At Least 1 AE Leading to Study Drug Withdrawal	6 (7.4)	5 (12.8)	11 (9.2)
At Least 1 AE Leading to Study Discontinued	4 (4.9)	0	4 (3.3)

Most Common (≥20% Overall)	Setmelanotide n (%) (n=81)	Placebo n (%) (n=39)	Overall n (%) (n=120)
Skin hyperpigmentation	45 (55.6)	3 (7.7)	48 (40.0)
Nausea	41 (50.6)	15 (38.5)	56 (46.7)
Headache	32 (39.5)	12 (30.8)	44 (36.7)
Vomiting	32 (39.5)	8 (20.5)	40 (33.3)
Diarrhea	19 (23.5)	8 (20.5)	27 (22.5)
Injection site reaction	19 (23.5)	9 (23.1)	28 (23.3)

Also on April 7, 2025, the Company announced that it expects existing cash and cash equivalents and short-term investments to be sufficient to fund planned operations into 2027.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

The following Exhibits 99.1 and 99.2 shall be deemed to be furnished and not filed.

Exhibit
No.	Description
99.1	Press release dated April 7, 2025
99.2	Presentation dated April 7, 2025
104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RHYTHM PHARMACEUTICALS, INC.

Date: April 7, 2025	By:	/s/ Hunter Smith
Hunter Smith
Chief Financial Officer